      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 4, 2000.
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                                ---------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                         NORTHERN STATES POWER COMPANY

             (Exact name of registrant as specified in its charter)

                         MINNESOTA                                        41-04-48030
      (State or other jurisdiction of incorporation or        (I.R.S. Employer Identification No.)
                       organization)

                414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401
                                 (612) 330-5500

  (Address, including zip code, and telephone number, including area code, of principal executive offices)

              EDWARD J. MCINTYRE                                     JOHN P. MOORE, JR.
  VICE PRESIDENT AND CHIEF FINANCIAL OFFICER               VICE PRESIDENT AND CORPORATE SECRETARY
         NORTHERN STATES POWER COMPANY                          NORTHERN STATES POWER COMPANY
414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401        414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401
                (612) 330-7712                                         (612) 330-7550

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                    Copy To:

                                ROBERT J. JOSEPH
                           GARDNER, CARTON & DOUGLAS
                321 NORTH CLARK STREET, CHICAGO, ILLINOIS, 60610
                                 (312) 245-8754
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF SECURITIES             AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
              TO BE REGISTERED                   BE REGISTERED         PER UNIT(1)        OFFERING PRICE      REGISTRATION FEE
Common Stock (par value $2.50 per share)           4,000,000            $21.8125            $87,250,000            $23,034

(1) These amounts are estimates made solely for the purpose of determining the registration fee pursuant to Rule 457(c), and are based on the average of the high and low prices of the Common Stock as reported by The Wall Street Journal as New York Stock Exchange Composite Transactions for May 1, 2000.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                    SUBJECT TO COMPLETION, DATED MAY 4, 2000
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                     [LOGO]

                         NORTHERN STATES POWER COMPANY

                               414 Nicollet Mall
                          Minneapolis, Minnesota 55401
                                 (612) 330-5560

                              DIRECT PURCHASE PLAN
                                  COMMON STOCK
                               ($2.50 PAR VALUE)

    This Prospectus describes our Direct Purchase Plan. This Plan replaces our previous dividend reinvestment plan. If you were a participant in the previous dividend reinvestment plan, your participation was automatically continued in the Direct Purchase Plan. Following completion of our merger with New Century Energies, Inc., the Direct Purchase Plan will be renamed the Xcel Energy Direct Purchase Plan.

    Our Direct Purchase Plan provides participants with a convenient method of purchasing shares of our common stock. Our common stock trades on the New York Stock Exchange under the symbol "NSP." You may become a shareholder and a participant in the plan if you make a minimum initial investment of $1,000. If you are a participant in the plan, you may purchase additional shares of common stock by reinvesting dividends and/or making cash payments. If you are an employee of the Company, you may also participate through payroll deduction.

    If you are a registered holder of NSP common or preferred stock, you may participate in the plan by completing a Plan Authorization Form. If you are a beneficial owner of shares held by a broker or other custodial institution for your account, you may participate in the plan only if your broker has established procedures that permit its customers to participate in plans such as ours.

    The shares issued under the plan may be new issue common stock or common stock purchased on the open market. New issue common stock will be purchased from the Company at the current market price on the investment date. The price of common stock purchased on the market will be the weighted average price at which shares are actually purchased.

    A number of significant changes have been made to the plan and accordingly, all current and prospective participants are encouraged to read this Prospectus in its entirety. Among other things the administrator has been changed to Norwest Bank Minnesota, shares will be purchased weekly, and a number of service fees, payable by participants, have been instituted. These changes and others are described below. In particular, please read pages 8 and 9 for a description of the service fees that will be imposed for certain transactions under the Plan. A complete description of the Plan begins on page 4 of this Prospectus.

    Shares of common stock offered under the plan to persons who are not currently stockholders of Northern States Power Company are offered through Norwest Investment Services, Inc., a registered broker/dealer.

    PLEASE READ THIS PROSPECTUS CAREFULLY BEFORE INVESTING AND RETAIN IT FOR YOUR FUTURE REFERENCE.
                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

               THE DATE OF THIS PROSPECTUS IS             , 2000

                             ABOUT THIS PROSPECTUS

    This Prospectus is part of a registration statement that we filed with the SEC. Under this process, we may, from time to time over the next several years, sell up to 4,000,000 shares of our common stock. This Prospectus provides you with a general description of the common stock we may offer. You should read this Prospectus together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

    We believe we have included all information material to investors but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with this registration statement.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filing made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

    - The Company's Annual Report on Form 10-K for the year ended December 31, 1999, including Exhibit 99.05 which describes our common stock.

    - The Company's Current Reports on Form 8-K dated January 13, 2000, February 23, 2000, March 3, 2000 and March 29, 2000.

    You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

    Corporate Secretary
    Northern States Power Company
    414 Nicollet Mall
    Minneapolis, MN 55401
    (612) 330-7550

    You should rely only on the information incorporated by reference or provided in this Prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of those documents.

                                     [LOGO]

    Northern States Power Company, a Minnesota corporation (the "Company"), is an operating public utility engaged in the generation, transmission and distribution of electricity in Minnesota, North Dakota and South Dakota. The Company also distributes natural gas in Minnesota, North Dakota, South Dakota and Arizona. Through our wholly-owned subsidiary, Northern States Power Company, a Wisconsin corporation, we also engage in the generation, transmission and distribution of electricity and the distribution of natural gas in Wisconsin and Michigan.

    The Company's other primary subsidiaries include:

    - NRG Energy, Inc., which operates and owns interests in independent, non-regulated power and energy businesses in the United States and other countries.

    - Viking Gas Transmission Company, which owns and operates an interstate natural gas pipeline providing gas transportation services to customers in the Upper Midwest from connections with three major pipelines in the United States and Canada.

    - Eloigne Company, which owns interests in affordable housing projects, principally within the Company's service territory.

    - Energy Masters International Inc., which offers performance contracting to customers nationwide.

    - Seren Innovations, which builds communication networks to deliver telephone, cable TV and high speed Internet and data services.

    The Company and its subsidiaries collectively are referred to herein as NSP.

    The Company was incorporated in 1909 under the laws of Minnesota.

                                PROPOSED MERGER

    We have entered into an Agreement and Plan of Merger with New Century Energies, Inc., a Delaware corporation ("NCE"), dated as of March 24, 1999 (the "Merger Agreement"), providing for a strategic business combination of the two companies. Pursuant to the Merger Agreement, NCE will be merged with and into NSP, with NSP as the surviving corporation in the merger (the "Merger"). The combined company will be called Xcel Energy. In the Merger, each share of New Century Energies will be converted into the right to receive 1.55 shares of common stock of Xcel Energy. NSP common and preferred shares will remain outstanding after the Merger on a one-for-one basis as shares of Xcel Energy.

    The Merger was approved by the shareholders of both NSP and NCE on June 28, 1999. Consummation of the Merger is subject to the satisfaction or waiver of certain closing conditions, including, among others, the receipt of government and other authorizations. The Merger is expected to be completed in the middle of 2000.

    Additional information concerning the Merger and the Merger Agreement, including pro forma combined financial information, is included in our Current Report on Form 8-K dated April 23, 1999, our proxy statement dated May 19, 1999, and in our Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Commission and incorporated by reference into this Prospectus.

    We expect that after the Merger is completed, the plan will be renamed to reflect the new name of the combined company, Xcel Energy, but will otherwise remain unchanged.

                            DESCRIPTION OF THE PLAN

PURPOSES

    The plan provides you with a convenient and economical method of systematically increasing your ownership interest in NSP through purchases of common stock and the reinvestment of cash dividends in additional shares of common stock. We may use the plan to raise capital for general corporate purposes through the sale of new issue common stock.

FEATURES

    The plan has the following features:

    - OPEN TO NEW STOCKHOLDERS--If you do not currently own shares of common stock you may become a participant in the plan by paying an account set-up fee of $10 and making an initial investment of at least $1,000.

    - AUTOMATIC REINVESTMENT OF DIVIDENDS--Cash dividends paid on all or a specified percentage of shares of common and preferred stock are automatically reinvested in additional shares of common stock.

    - OPTIONAL CASH INVESTMENTS--You may make optional cash investments in common stock of a minimum of $50 per investment up to an aggregate of $100,000 annually. Optional cash investments may be made by automatic monthly electronic funds transfer or by check or money order at weekly or less frequent intervals, as you desire.

    - FULL INVESTMENT OF PLAN FUNDS--Funds invested in the plan are fully invested through the purchase of fractional shares, as well as full shares. Cash dividends on fractional shares are reinvested in additional shares of common stock.

    - TELEPHONE TRANSACTIONS--You may establish telephone privileges for your plan account, enabling you to execute certain plan orders by phone.

    - SHARE SAFEKEEPING--You may deposit for safekeeping certificates representing shares of common stock held in certificate form, whether or not the shares were issued under the plan, at no cost to you.

    - ACCOUNT STATEMENTS--Account statements detailing your plan activities are mailed to you on a quarterly basis, following each optional cash payment, and following each plan transaction.

CONSIDERATIONS

    You should consider the following prior to participating in the plan:

    - BROKERAGE COMMISSIONS--You will pay a brokerage commission for each share of common stock purchased or sold for your plan account in open market transactions. Brokerage commissions do not apply to the purchase of shares upon their original issuance by NSP.

    - SERVICE FEES--You will also pay a service fee as described herein for certain plan transactions.

    - INVESTMENT TIMING; PRICE RISKS--Because the prices at which plan shares are purchased are determined as of specified dates or as of dates otherwise beyond your control, you may lose certain advantages otherwise available from being able to select the timing of your investment. For example, because the price charged to you for shares purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased over a period of up to 15 days following an investment date, you may pay a higher price for shares purchased under the plan than for shares purchased on the investment date outside of the plan.

    - NO INTEREST PENDING INVESTMENT--No interest is paid on optional cash investments pending their investment in common stock.

ADMINISTRATION

    As of the date of this Prospectus, administration of the plan is handled by Norwest Shareowner Services, a division of Norwest Bank Minnesota, N.A. (the "Plan Administrator"). The Plan Administrator is responsible for the clerical and ministerial administration of the plan, including receiving initial and optional cash investments of participants, forwarding funds received from or on behalf of participants to a registered broker/dealer for purchases of common stock, issuing statements to participants of their plan account activities and performing certain other administrative duties related to the plan.

    Participants may contact the Plan Administrator by writing to:

    NORTHERN STATES POWER COMPANY
    C/O NORWEST SHAREOWNER SERVICES
    P.O. BOX 64863
    ST. PAUL, MINNESOTA 55164-0863

or by telephoning the Plan Administrator toll free at (877) 778-6786 between 7:00 a.m. and 7:00 p.m., central time, on any business day. Written communications may also be sent to the Plan Administrator by telefax at
(651) 552-6999.

    The Administrator is responsible for purchasing and selling shares of common stock for participants' plan accounts, including the selection of the broker or dealer through which plan purchases and sales are made. NSP has no control over the times or prices at which the Administrator effects transactions in the open market or the selection of the broker or dealer used by the Administrator.

FORMS

    PLAN AUTHORIZATION FORM. A Plan Authorization Form is used to enroll in the plan and, at the time of enrollment, authorize electronic funds transfers and telephone transaction privileges. A Plan Authorization Form is enclosed with this Prospectus.

    PLAN TRANSACTION FORM. A Plan Transaction Form is used to make optional cash investments, transfer or sell your plan shares, deposit your share certificates with the Plan Administrator (if done after enrollment), and terminate your participation in the plan. A Plan Transaction Form is attached to each account statement mailed to participants.

    ELECTION FORM. An Election Form is used to change or establish electronic funds transfers after enrollment, change your record address, make or change your dividend reinvestment election and establish telephone transaction privileges.

    You can obtain additional Election Forms, Plan Authorization Forms and Plan Transaction Forms from the Plan Administrator.

ELIGIBILITY

    Any person or entity, whether or not currently a registered holder of common or preferred stock, may participate in the plan by enrolling in accordance with the procedures described in "Enrollment and Participation" below. NSP reserves the right to deny, modify, suspend or terminate participation by any person or entity. See "OTHER INFORMATION--DENIAL OR TERMINATION OF PARTICIPATION BY NSP."

ENROLLMENT AND PARTICIPATION

    You may enroll in the plan at any time by completing the Plan Authorization Form enclosed with this Prospectus and returning it to the Plan Administrator at the address set forth on the form.

    STOCKHOLDERS. If you are a registered holder of common or preferred stock, you must complete a Plan Authorization Form to participate in the plan. If you are a beneficial owner of common stock whose only shares are held in names other than your own (e.g., held by brokers, trustees or bank nominees), you must either (a) request a certificate for the shares held in your brokerage account,
(b) complete a Plan Authorization Form and become a stockholder of record by enrolling in the plan in the same manner as a new stockholder, or (c) contact your broker to determine if the broker has established procedures that permit you to participate in our plan.

    NEW STOCKHOLDERS. If you are not a registered owner of common or preferred stock, you must complete a Plan Authorization Form and pay a one-time account set-up fee of $10. You must also make an initial cash investment of at least $1,000. A maximum of $100,000 may be initially invested in the plan.

INVESTMENTS

    DIVIDEND REINVESTMENT. As described below, by participating in the plan, you may have the cash dividends paid on all or a percentage of your shares of common or preferred stock (net of brokerage commissions and service fees as described below) automatically reinvested in common stock on the dividend payment date. THE PAYMENT OF DIVIDENDS ON COMMON STOCK IS AT THE DISCRETION OF NSP'S BOARD OF DIRECTORS.

REINVESTMENT OPTIONS

    FULL DIVIDEND REINVESTMENT. If you elect the "Full Dividend Reinvestment" option on your Plan Authorization Form, the Plan Administrator will reinvest in additional shares of common stock all cash dividends paid on all shares of common or preferred stock then or subsequently registered in your name and on all shares of common stock then or subsequently held in your plan account, including fractional shares and shares purchased with optional cash investments made under the plan, until the Plan Administrator receives your request to change your level of reinvestment.

    PARTIAL DIVIDEND REINVESTMENT. If you elect the "Partial Dividend Reinvestment" option on your Plan Authorization Form, you must select the percentage (from 10% to 90%, in increments of 10%) of the total number of shares of common or preferred stock then or subsequently registered in your name and then or subsequently held in your plan account with respect to which you want cash dividends reinvested. The Plan Administrator will reinvest in additional shares of common stock all cash dividends paid on the specified percentage of shares.

    CASH PAYMENTS ONLY. If you elect the "Cash Payments Only" option, you will continue to receive, as declared, by check or direct deposit, cash dividends paid on shares of common stock then or subsequently registered in your name and on shares of common stock acquired in your plan account through optional cash investments.

DIVIDEND PAYMENT DATES

    If your Plan Authorization Form is received by the Plan Administrator on or before the record date for a particular dividend, dividend reinvestment will begin with respect to dividends paid on the next dividend payment date. Dividends on common stock have historically been paid on the twentieth day of January, April, July and October. The record dates for the payment of such dividends have generally been at least 7 days prior to the payment date. Thus, for example, to begin automatic reinvestment of a dividend expected to be paid on July 20 in a given year, the Plan Administrator should receive your Plan Authorization Form by the thirteenth day in July. If your Plan Authorization Form is received by the Plan Administrator after the record date, dividend reinvestment will not begin until the dividend payment date following the next record date.

CASH INVESTMENTS

    INITIAL CASH INVESTMENT. If you are not a registered owner of common stock, you must include an initial cash investment of at least $1,000 with your completed Plan Authorization Form. You must also pay a one-time account set-up fee of $10. See "ENROLLMENT AND PARTICIPATION" above. Initial cash investments and payment of the account set-up fee must be made by check or money order payable to "Norwest Shareowner Services" in U.S. funds.

    OPTIONAL CASH INVESTMENTS. You may make optional cash investments at any time by personal check, money order or electronic funds transfer from a designated U.S. bank account. You may vary your optional cash investments from a minimum of $50 per investment up to a maximum of $100,000 annually. Initial cash investments are included in the calendar year in which they are made for purposes of determining whether the $100,000 maximum has been reached.

    INITIAL AND OPTIONAL CASH INVESTMENTS ARE INVESTED IN SHARES OF COMMON STOCK NET OF BROKERAGE COMMISSIONS AND SERVICE FEES AS DESCRIBED BELOW.

    CHECK OR MONEY ORDER. Optional cash investments made by check or money order must be accompanied by a completed Plan Transaction Form and received by the Plan Administrator no later than one business day prior to an investment date to be invested on that investment date; otherwise, optional cash investments are held by the Plan Administrator for investment on the next investment date. Optional cash investments made by check or money order must be payable to "Norwest Shareowner Services" in U.S. funds.

    ELECTRONIC FUNDS TRANSFER. In addition to making optional cash investments by check or money order, you may authorize automatic monthly electronic funds transfers from designated bank accounts. Your bank account will be debited on the last business day of each month or, if that day is not a business day, the business day next following the last business day. Funds are invested on the next investment date following collection of the funds by the Plan Administrator. You will not receive any confirmation of the transfer of funds other than as reflected in your monthly plan account statements and in your bank account statements.

    To authorize electronic funds transfers, complete and sign the automatic funds transfer section of the Plan Authorization Form and return it to the Plan Administrator together with a voided blank check or deposit slip for the account from which funds are to be transferred. Your automatic funds transfers will begin as soon as practicable after the Plan Administrator receives the authorization form. You may change the amount of your monthly transfer or terminate your monthly transfer altogether by completing an Election Form and returning it to the Plan Administrator or by contacting the Plan Administrator toll free at (877) 778-6786. To be effective with respect to a particular investment date, your change or termination request must be received by the Plan Administrator at least fifteen business days prior to the investment date.

INVESTMENT DATES

    DIVIDEND REINVESTMENT. Cash dividends are reinvested on the applicable dividend payment date or, if the dividend payment date is not a business day, the business day next following the dividend payment date.

    OPTIONAL CASH INVESTMENTS.  Optional cash investments are made on
(a) Friday of each week or, if Friday is not a business day, the business day next following that day or (b) in any week in which a cash dividend is paid, the dividend payment date or, if the dividend payment date is not a business day, the business day next following the dividend payment date.

    NO INTEREST IS PAID ON FUNDS HELD BY THE PLAN ADMINISTRATOR PENDING THEIR INVESTMENT IN COMMON STOCK. ALL OPTIONAL CASH INVESTMENTS, INCLUDING THE INITIAL CASH INVESTMENT, ARE SUBJECT TO THE COLLECTION BY THE PLAN ADMINISTRATOR OF FULL FACE VALUE IN U.S. FUNDS.

    SOURCE OF SHARES. Shares purchased under the plan are new issue common stock or common stock purchased by the Plan Administrator in the open market or in negotiated transactions. The Plan Administrator purchases shares in the open market or in negotiated transactions as soon as practicable (but in no event more than 15 calendar days) after the applicable investment date, subject to any waiting periods required under applicable securities laws or stock exchange regulations. We will determine the source or sources of shares used to fulfill Plan requirements and, subject to certain regulatory restrictions on the frequency with which it can change its determination, may change such determination from time to time without notice to plan participants. We currently expect that plan purchases will be new issue common stock.

    PRICE OF SHARES. The price per share of new issue common stock is the average of the high and low sale prices of the common stock (as reported on the New York Stock Exchange Composite Tape) on the applicable investment date or, if the New York Stock Exchange is closed on the investment date, on the next preceding day the New York Stock Exchange is open. The price of shares purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased for the applicable reinvestment date. The Plan Administrator may in its discretion commingle participants' funds for the purpose of forwarding purchase orders to the Plan Administrator and may offset purchase and sale orders for the same investment date, forwarding to the Plan Administrator the net purchase or sale requirement. Because the prices at which shares are purchased under the plan are determined as of specified dates or as of dates otherwise beyond the control of participants, you may lose any advantage otherwise available from being able to select the timing of your investment.

BROKERAGE COMMISSIONS, SERVICE FEES AND OTHER COSTS

    ACCOUNT SET-UP. If you are not a registered holder of common stock, you will be charged a one-time account set-up fee of $10. The fee must be paid by check or money order and is due at the time of enrollment. The fee is in addition to the minimum initial cash investment and applies even if you authorize electronic funds transfer investments.

    BROKERAGE COMMISSIONS. In addition to the service fees discussed below, you will pay a brokerage commission of $0.05 for each share of common stock purchased and $0.10 for each share sold for your plan account in open market transactions, even if a purchase or sale order is used to offset another plan order. Brokerage commissions payable with respect to plan purchases will be deducted from the amount invested on your behalf. Brokerage commissions payable with respect to plan sales will be deducted from the proceeds payable to you.

    SERVICE FEE. You will pay a service fee of $10 in connection with sales of plan shares. The service fee is in addition to brokerage commissions and is deducted from the proceeds payable to you.

    COMMISSIONS AND FEES SUBJECT TO CHANGE. We may change from time to time the amount of commissions and fees charged to participants upon 30 days prior notice to participants.

ACCOUNT STATEMENTS

    The Plan Administrator maintains an account for each plan participant and sends account statements to each participant as soon as practicable after each quarterly dividend reinvestment, each optional cash investment and any transfer, sale or withdrawal of plan shares. The account statements provide you with records of your purchases and sales and should be retained for tax purposes.

SHARE CERTIFICATES

    Plan purchases will be credited to your account and shown on your account statement. You will not receive certificates for your plan shares unless requested. This protects against loss, theft or destruction of stock certificates and reduces our administrative costs associated with the plan. You may obtain certificates for some or all full plan shares at any time by submitting a Plan Transaction Form to the Plan Administrator or contacting the Plan Administrator toll free at (877) 778-6786. Any remaining full and fractional shares continue to be credited to your account. Certificates for fractional shares are not issued under any conditions.

SHARE SAFEKEEPING

    At any time beginning with enrollment in the plan, you may deposit with the Plan Administrator certificates representing shares of common stock, whether or not the shares were acquired under the plan, at no cost to you. To use this service, you must send your certificates to the Plan Administrator with a properly completed Plan Authorization Form or Plan Transaction Form. Shares represented by certificates deposited with the Plan Administrator are credited to your account and thereafter are treated as if acquired under the plan. You are responsible for maintaining your own records of the cost basis of certificated shares deposited with the Plan Administrator. If you are a beneficial owner of common stock registered in street or other nominee name you may in certain cases be able to electronically transfer your shares from your existing brokerage account to a Plan account. Beneficial owners who want to take advantage of this service should contact the Plan Administrator to obtain transfer instructions.

    We strongly recommend that you use registered or certified mail to mail your certificates to the Plan Administrator, insuring the certificates for 2% of the current market value of the shares represented thereby. In any case, participants bear the full risk of loss, regardless of the method used, in the event the certificates are lost.

PARTICIPANTS SHOULD NOT ENDORSE THEIR CERTIFICATES PRIOR TO MAILING

SHARE TRANSFERS WITHIN PLAN

    Plan shares also may be transferred to a plan account of another person subject to compliance with any applicable laws. To do this, you must complete a Plan Transaction Form and return the completed Plan Transaction Form, together with an executed stock assignment, to the Plan Administrator. The signature of the transferring participant on the stock assignment must be Medallion guaranteed by an eligible financial institution. Stock assignments can be obtained from the Plan Administrator. If the person to whom the shares are transferred is not a participant in the plan, the Plan Administrator will automatically open an account for the person and enroll him or her in the plan.

    You may not pledge or grant a security interest in plan shares or transfer plan shares outside of the plan unless certificates representing the shares have been issued by the Plan Administrator.

SALE OF SHARES

    You may sell some or all of your plan shares by submitting the appropriate information on the Plan Transaction Form or by submitting a written request to the Plan Administrator. If the current market value of the shares requested to be sold is $25,000 or less, and you have previously authorized telephone transactions, you may sell plan shares by contacting the Plan Administrator toll free at (877) 778-6786. The Plan Administrator may match or offset participants' sales orders against one or more purchase orders of other participants in the plan. If not offset, the Plan Administrator executes the order on behalf of the participant in the open market or in negotiated transactions. The Plan Administrator may sell plan shares to Norwest. After settlement of the sale, the Plan Administrator will send you a check for the net proceeds of the sale. The proceeds received by you are based on the weighted average price at which the shares were sold less brokerage commissions, service fees charged by the Plan Administrator, and applicable transfer taxes.

TERMINATION

    You may terminate your participation in the plan by submitting the appropriate information on a Plan Transaction Form or by submitting a written request to the Plan Administrator. If the current market value of your plan account is $25,000 or less, and you have previously authorized telephone transactions, you may terminate your participation in the plan by contacting the Plan Administrator toll free at (877) 778-6786. Termination requests must be received by the Plan Administrator three days prior to the record date to be effective as to the next cash dividend. Any such notice received after a dividend record date shall not be effective until dividends paid for such record date have been credited to your account. If you send notice of termination or a request to sell to the Plan Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to your account. In addition, termination requests of participants making optional cash investments by electronic funds transfers must be received by the Plan Administrator at least 15 business days prior to the scheduled investment date to ensure that the request is effective as to the next optional cash investment.

    Upon termination of your participation in the plan, unless you have requested on the Plan Transaction Form that some or all plan shares be sold, the Plan Administrator will send you a certificate representing the number of full shares in your plan account and a check in the amount of the market value of any fractional share. If you so request on the Plan Transaction Form, the Plan Administrator will sell some or all plan shares on your behalf. After settlement of the sale, the Plan Administrator will send you a check in the amount of the net proceeds of the sale (plus the market value of any fractional plan share) and a certificate representing any full plan shares not sold. The net proceeds received by you will be based on the weighted average price at which the shares were sold less brokerage commissions, fees charged by the Plan Administrator, and applicable transfer taxes.

    After termination, you may re-enroll in the plan by submitting a new Plan Authorization Form and complying with all other enrollment procedures (see "ENROLLMENT AND PARTICIPATION"). In order to minimize unnecessary plan administrative costs and to encourage use of the plan as a long-term investment vehicle, we reserve the right to deny participation in the plan to previous participants who we or the Plan Administrator believe have been excessive in their enrollment and termination.

OTHER INFORMATION

    STOCK DIVIDENDS AND STOCK SPLITS. Any shares distributable to you pursuant to a stock dividend or stock split by us on shares registered in your name or credited to your account under the plan will be added to your account and not mailed or delivered directly to you. You, however, may request Norwest Shareholder Services to issue certificates for such stock dividends or split shares once they are added to your account (see "Share Certificates" page 9). If you send notice of termination or a request to sell to the Plan Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to your account.

    DIVIDEND AND VOTING RIGHTS. Dividend and voting rights of shares purchased under the plan commence upon settlement of the transaction, which normally is three business days after purchase. Shares of common stock purchased on or within two business days prior to a dividend record date are considered "ex-dividend" and therefore not entitled to payment of that dividend.

    VOTING OF PLAN SHARES. For each meeting of stockholders, participants receive proxy materials that allow them to vote their plan shares by proxy. Alternatively, you can elect to vote your plan shares in person at the meeting.

    LIMITATION OF LIABILITY. In administering the plan, the Plan Administrator is not liable for any good faith act or omission to act, including but not limited to any claim of liability (a) arising out of the failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, (b) with respect to the prices or times at which shares are purchased or sold, or (c) as to the value of the shares acquired for participants. We reserve the right to interpret and regulate the plan as we deem necessary or advisable in connection with the plan's operations.

    MODIFICATION OR TERMINATION OF THE PLAN. We may suspend, modify or terminate the plan at any time in whole or in part or with respect to participants in certain jurisdictions. Notice of such suspension, modification or termination will be sent to all affected participants. No such event will affect any shares then credited to a participant's account. Upon any whole or partial termination of the plan by us, each affected participant will receive a certificate for all full plan shares and a check in the amount of the market value of any fractional plan share.

    DENIAL OR TERMINATION OF PARTICIPATION BY US. At our direction, the Plan Administrator may terminate your participation in the plan if you do not own at least one full share in your name or held through the plan. We also reserve the right to deny, modify, suspend or terminate participation in the plan by otherwise eligible persons to the extent we deem it advisable or necessary in our discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the plan. If your participation in the plan is terminated, you receive certificates for all full plan shares and a check in the amount of the market value of any fractional plan share.

                         FEDERAL INCOME TAX INFORMATION

    THE INFORMATION SET FORTH BELOW SUMMARIZES CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THIS SUMMARY APPLIES TO UNITED STATES TAXPAYERS ONLY, EXCEPT WHERE OTHERWISE STATED. THE INFORMATION IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL SUCH CONSEQUENCES, NOR IS IT INTENDED TO BE A DESCRIPTION OF ANY KIND OF THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES MAY BE AFFECTED BY FUTURE LEGISLATION, IRS RULINGS AND REGULATIONS AND/OR COURT DECISIONS AND YOUR PARTICULAR CIRCUMSTANCES. FOR THAT REASON, PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS THE STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES, OF PARTICIPATION IN THE PLAN.

FEDERAL INCOME TAX CONSEQUENCES

    DIVIDEND INCOME. Reinvested dividends are treated for federal income tax purposes in the same manner as if you had received the dividends in cash on the applicable dividend payment date.

    COST BASIS OF SHARES. For federal income tax purposes, the cost basis of shares purchased with reinvested dividends or optional cash investments is the purchase price of the shares plus any brokerage commissions paid by you in connection with purchases of stock for your account.

    GAINS AND LOSSES FROM THE SALE OF SHARES. You will not realize any taxable income from the issuance of certificates representing plan shares. You may realize a gain or loss, however, at the time the shares are sold by the Plan Administrator or by you after withdrawal of the shares from the plan. The amount of gain or loss realized, if any, is based on the difference between the amount you receive for the shares, reduced by the expenses of sale, including brokerage commissions and service fees charged for the sale of the shares, and your cost basis of the shares. In general, any gain or loss will be capital gain or loss. The capital gain or capital loss will be long-term capital gain or loss if you have held the shares for more than one year. Your holding period will include any period during which the shares were held by the plan in your name. You should consult your tax advisor as to the consequences of a sale of shares in view of your particular circumstances.

    IRS REPORTS. The Plan Administrator reports dividend income to participants and the IRS on Form 1099-DIV. The Plan Administrator reports the proceeds from the sale of plan shares to the selling participants and the IRS on Form 1099-B.

DIVIDENDS SUBJECT TO WITHHOLDING

    Your dividends are subject to federal withholding if you fail to provide a taxpayer identification number to the Plan Administrator. If you reside in certain foreign countries your dividends may also be subject to federal withholding. In any case in which federal income taxes are required to be withheld, the Plan Administrator reinvests an amount equal to the dividends less the amount of tax withheld. For IRS reporting purposes, the amount of the dividend withheld is included in the dividend income.

                                USE OF PROCEEDS

    The proceeds from the sales, if any, of new issue common stock pursuant to the plan are expected to be used for general corporate purposes. We have no basis for estimating either the number of shares of Common Stock that will ultimately be sold pursuant to the plan or the prices at which such shares will be sold.

                                    EXPERTS

    The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Northern States Power Company for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL OPINION

    A legal opinion in connection with shares issued under the plan was rendered by Gary R. Johnson, Vice President and General Counsel of the Company.
Mr. Johnson is the beneficial owner of 82,249 shares of the Company's common stock.

                                INDEMNIFICATION

    The Company's Bylaws contain provisions for indemnification of our directors and officers consistent with the provisions of Section 302A.521 of the Minnesota Statutes. The Company's Restated Articles of Incorporation also contain provisions limiting the liability of our directors in certain instances.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             ADDITIONAL INFORMATION

    For further information and assistance please write:

    Northern States Power Company
    Shareholders Department
    414 Nicollet Mall
    Minneapolis, Minnesota 55401

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                        --------
About This Prospectus.................      2

You Can Find More Information.........      2

NSP...................................      3

Proposed Merger.......................      3

Description of the Plan...............      4

Federal Income Tax Information........     11

Use of Proceeds.......................     12

Experts...............................     12

Legal Opinion.........................     12

Indemnification.......................     13

Additional Information................     13

                            ------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THE DOCUMENT. SECURITIES ARE NOT BEING OFFERED IN ANY STATE OR JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                     [LOGO]

                                NORTHERN STATES
                                 POWER COMPANY
                           (A MINNESOTA CORPORATION)
                              DIRECT PURCHASE PLAN

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Set forth below is an estimate of the approximate amount of fees and expenses payable by the Registrant (other than underwriting discounts and commissions) in connection with the issuance and sale of the common stock (par value $2.50 per share) (the "Common Stock"):

Registration fee under the Securities Act of 1933, as
  amended...................................................  $23,034
State qualification fees and expenses.......................      500
Printing....................................................   35,000
Accounting services.........................................    5,000
Legal fees to Company counsel...............................    7,000
Miscellaneous, including telephone, stationery, postage and
  other out-of-pocket expenses..............................    4,466
                                                              -------
  Total.....................................................  $75,000
                                                              =======

    All items are estimated except the first.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 302A.521 of the Minnesota Statutes permits indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Pursuant to authorization contained in the Restated Articles of Incorporation, as amended, Article 4 of the Bylaws of the Company contains provisions for indemnification of its directors and officers consistent with the provisions of Section 302A.521 of the Minnesota Statutes. The Company's Restated Articles of Incorporation also contain provisions limiting the liability of the Company's directors in certain instances.

    The Company has obtained insurance policies indemnifying the Company and the Company's directors and officers against certain civil liabilities and related expenses.

ITEM 16.  EXHIBITS

    Certain Exhibits listed below were filed with the Securities and Exchange Commission as Exhibits to certain Registration Statements and Reports under the Exhibit number indicated after each such exhibit and are incorporated herein by this reference.


     4.01   Restated Articles of Incorporation, as amended [filed as
              Exhibit 3.01 to the Registrant's Quarterly Report on
              Form 10-Q (file no. 1-3034) for the quarter ended
              March 31, 1999 and incorporated by reference herein].
     4.02   By-laws [filed as Exhibit 3.01 to the Registrant's Quarterly
              Report on Form 10-Q (file no. 1-3034) for the quarter ended June 30, 1999 and incorporated by reference herein].
     5.01 Opinion of Gary R. Johnson as to legality of the common stock being registered.
    23.01   Consent of Independent Accountants.
    23.02   Consent of Legal Counsel (see Item 5.01).
    24.01   Power of Attorney.
    99.01   Proxy Statement dated May 19, 1999 [filed with the
              Commission (file no. 1-3034) and incorporated by reference herein].

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota, on the third day of May, 2000.

                                                       NORTHERN STATES POWER COMPANY

                                                       By:              /s/ E. J. MCINTYRE
                                                            -----------------------------------------
                                                                          E. J. McIntyre
                                                            VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----
                        */s/
     -------------------------------------------       Principal Executive Officer
                   James J. Howard                       and Director

                        */s/
     -------------------------------------------       Principal Financial Officer
                 Edward J. McIntyre

                        */s/
     -------------------------------------------       Principal Accounting
                  Roger D. Sandeen                       Officer

                        */s/
     -------------------------------------------       Director
                David A. Christensen

                        */s/
     -------------------------------------------       Director
                  W. John Driscoll

                        */s/
     -------------------------------------------       Director
                Giannantonio Ferrari

                        */s/
     -------------------------------------------       Director
               Douglas W. Leatherdale

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----
                        */s/
     -------------------------------------------       Director
                 Margaret R. Preska

                        */s/
     -------------------------------------------       Director
                 A. Patricia Sampson

                        */s/
     -------------------------------------------       Director
                  Allan L. Schuman

                 */s/ E. J. MCINTYRE
     -------------------------------------------
                   E. J. McIntyre                                                        May 3, 2000
                 (ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX

     EXHIBIT NO.                                DESCRIPTION
---------------------   ------------------------------------------------------------
         4.01           Restated Articles of Incorporation, as amended [filed as
                          Exhibit 3.01 to the Registrant's Quarterly Report on
                          Form 10-Q (file no. 1-3034) for the quarter ended
                          March 31, 1999 and incorporated by reference herein].

         4.02           By-laws [filed as Exhibit 3.01 to the Registrant's Quarterly
                          Report on Form 10-Q (file no. 1-3034) for the quarter
                          ended June 30, 1999 and incorporated by reference herein].

         5.01           Opinion of Gary R. Johnson as to legality of the common
                          stock being registered.

        23.01           Consent of Independent Accountants.

        23.02           Consent of Legal Counsel (see Item 5.01).

        24.01           Power of Attorney.

        99.01           Proxy Statement dated May 19, 1999 [filed with the
                          Commission (file no. 1-3034) and incorporated by reference herein].